SHATSWELL, MacLEOD & COMPANY, P.C.
                        CERTIFIED PUBLIC ACCOUNTANTS

                               83 PINE STREET
                   WEST PEABODY, MASSACHUSETTS 01950-3535
                          TELEPHONE (978) 535-0208
                          FACSIMILE (978) 535-9908

                  CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

      We consent to the incorporation by reference in this Annual Report on Form 10-K of Slade's Ferry Bancorp of our report dated January 15, 1999.


                                       /s/ SHATSWELL, MacLEOD & COMPANY, P.C.
                                       SHATSWELL, MacLEOD & COMPANY, P.C.

West Peabody, Massachusetts
March 25, 1999